UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) August 23, 2024

CRESCENT PRIVATE CREDIT INCOME CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA	90025
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (310)
235-5900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to JPM Funding Facility
On August 23, 2024, Crescent Private Credit Income Corp. (the “Fund”) entered into a First Amendment to the Loan and Security Agreement (the “Amendment”), among the Fund, as servicer, CPCI Funding SPV, LLC, a wholly owned subsidiary of the Fund (the “Borrower”), as borrower, JPMorgan Chase Bank, National Association, as lender and administrative agent (the “Lender”), U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator (the “Collateral Agent”), and U.S. Bank National Association, as securities intermediary (the “Securities Intermediary”), amending that certain Loan and Security Agreement, dated as of December 8, 2023, by and among the Borrower, the Fund, the Lender, the Collateral Agent, and the Securities Intermediary (as amended, the “JPM Funding Facility”).
The Amendment, among other things, provides for a decrease in the interest rate charged on the JPM Funding Facility from an applicable margin of 2.60% (or 2.7193% in the case of borrowings in British Pounds) to 2.25% (or 2.3693% in the case of borrowings in British Pounds), in each case over an applicable benchmark (Term SOFR or other applicable benchmark based on the currency of the borrowing).
In addition, in connection with the Amendment, (i) the commitment fee the Borrower is required to pay on unused portions of the JPM Funding Facility increased (x) from 0.30% to 0.50%, for the initial ramp-up period from December 8, 2023 to September 8, 2024, and (y) thereafter from 0.55% to 0.75%, and (ii) the 0.20% administrative agency fee the Borrower was required to pay on the facility commitment was eliminated. The other terms of the JPM Funding Facility remain materially unchanged.
Borrowings under the JPM Funding Facility are subject to the JPM Funding Facility’s various covenants and leverage restrictions contained in the Investment Company Act of 1940, as amended.
The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to the copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form
8-K
and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance
Sheet Arrangement of a Registrant.
The information included under Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01 Other Events.
August 2024 Distributions
On August 27, 2024, the Fund declared regular and special distributions for its Class I common shares of common stock, par value $0.01 per share (“Class I Common Shares”), in the amount per share set forth below:

	Gross Distribution	Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.16000	$0.07000	$—	$0.23000
The distributions for Class I Common Shares are payable to shareholders of record as of the open of business on August 31, 2024 and will be paid on or about September 27, 2024. The August 2024 distributions will be paid in cash or reinvested in the Class I Common Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Net Asset Value
The net asset value (“NAV”) per share of Class I Common Shares of the Fund as of July 31, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below:

NAV per share as of July 31, 2024
Class I Common Shares	$26.89

As of July 31, 2024, the Fund’s aggregate NAV was approximately $161.3 million, the fair value of its portfolio investments was approximately $258.2 million and it had principal debt outstanding of $105.6 million, resulting in a debt to equity ratio of approximately 0.65x.
Status of Offering
On August 1, 2024, the Fund held the first closing in its public offering on a continuous basis of up to $2.5 billion in shares of the Fund’s common stock, par value $0.01 per share (the “Common Shares”), including shares of the Fund’s Class I Common Shares, Class S common shares of common stock, par value $0.01 per share (the “Class S Common Shares”), and Class D common shares of common stock, par value $0.01 per share (the “Class D Common Shares”), pursuant to its Registration Statement on Form
N-2
(File
No. 333-268622)
that was declared effective by the SEC on September 29, 2023 (the “Offering”). In connection with such closing, the Fund received approximately $7.4 million in subscription payments from a third party unaffiliated investor and issued 274,266 Class I Common Shares at a purchase price per Class I Common Share equal to the Fund’s NAV per Class I Common Share as of July 31, 2024.
Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”) that were exempt from the registration provisions of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and/or Rule 506(b) or Regulation S promulgated thereunder.
The following table lists the Common Shares issued and total consideration for both the Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Offering on a monthly basis.

(dollar amounts in millions)	Common Shares Issued	Total Consideration
Offering:
Class I	274,266	$7.4
Class S	—	$—
Class D	—	$—
Private Placements:
Class I	5,996,083	$153.2
Class S	—	$—
Class D	—	$—
Total:	6,270,349	$160.6
Amendments to Investment Advisory and Management Agreement and Administration Agreement
On August 27, 2024, the Fund entered into the second amended and restated investment advisory and management agreement (the “Second Amended and Restated Investment Advisory and Management Agreement”), by and between the Fund and Crescent Cap NT Advisors, LLC, the Fund’s investment adviser (the “Adviser”), which amended and restated the initial investment management and advisory agreement by and between the Fund and the Adviser, dated May 3, 2023, and the amended and restated investment advisory and management agreement by and between the Fund and the Adviser, dated September 5, 2023, in response to comments issued by state securities regulators in connection with their review of the Fund’s Offering.
The foregoing description of the Second Amended and Restated Investment Advisory and Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated Investment Advisory and Management Agreement, which is attached as Exhibit 10.2 to this Current Report on Form
8-K
and is incorporated herein by reference.
On August 27, 2024, the Fund entered into the amended and restated administration agreement (the “Amended and Restated Administration Agreement”), by and between the Fund and CCAP Administration, LLC, the Fund’s administrator (the “Administrator”), which amended and restated the initial administration agreement by and between the Fund and the Administrator, dated May 3, 2023, in response to comments issued by state securities regulators in connection with their review of the Offering.

The foregoing description of the Amended and Restated Administration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Administration Agreement, which is attached as Exhibit 10.3 to this Current Report on Form
8-K
and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	First Amendment to Loan and Security Agreement, dated August 23, 2024, among CPCI Funding SPV, LLC, as borrower, Crescent Private Credit Income Corp., as servicer, U.S. Bank Trust Company, National Association as collateral agent and collateral administrator, U.S. Bank National Association as securities intermediary and JPMorgan Chase Bank as administrative agent.

10.2	Second Amended and Restated Investment Advisory and Management Agreement

10.3	Amended and Restated Administration Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.
August 27, 2024

	By:	/s/ Kirill Bouek
	Name:	Kirill Bouek
	Title:	Chief Financial Officer